UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2020

POLARITYTE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32404	06-1529524
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 Wright Brothers Drive

Salt Lake City, UT 84116

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (800) 560-3983

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $0.001	PTE	Nasdaq Capital Market
Preferred Stock Purchase Rights		Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Salary Reduction

Effective with the pay period of PolarityTE, Inc. (the “Company”) beginning April 19, 2020, the annual salaries of the Chief Executive Officer, interim Chief Financial Officer, and named executive officers are decreasing by 10%, so that their annual salaries are as follows:

Name	Title	Annual Salary beginning 04/19/2020

David Seaburg	Chief Executive Officer	$146,250
Richard Hague	Chief Operating Officer and President	$166,500
Jacob Patterson	Interim Chief Financial Officer	$234,000
Cameron Hoyler	General Counsel, Secretary, EVP Corporate Development & Strategy	$324,000

The salary reductions are consistent with a 10% reduction in salaries and wages the Company is implementing for at-will employees. The Company has not determined if or when it might restore the 10% reduction.

2020 Equity Incentive Awards

On April 16, 2020, the Company awarded the following equity incentives to its Chief Executive Officer, interim Chief Financial Officer, and named executive officers:

Name	Title	Equity Incentive Award (1)

David Seaburg	Chief Executive Officer	350,000 Restricted Stock Units
Richard Hague	Chief Operating Officer and President	317,000 Restricted Stock Units
Jacob Patterson	Interim Chief Financial Officer	50,000 Stock Options
Cameron Hoyler	General Counsel, Secretary, EVP Corporate Development & Strategy	200,000 Restricted Stock Units

The restricted stock units were granted under the Company’s 2020 Stock Option and Incentive Plan and vest quarterly over a term of three years beginning three months following the grant date. Vesting will accelerate upon termination of service due to death, disability, or a Sales Event as defined in the incentive plan. The stock option awarded to Mr. Patterson was granted under the Company’s 2017 Equity Incentive Plan, vests quarterly over a term of three years beginning three months following the grant date, has an exercise price of $1.10 per share, and is generally exercisable until the earlier of the date three months following termination of service, one year following termination of service due to death or disability, the date service is terminated for cause, and the date 10 years following the grant date.

2019 Bonus Compensation

On April 16, 2020, the Company awarded the following bonus compensation payments for certain executive officers pertaining to service during the year ended December 31, 2019:

Name	Title (1)	Restricted Stock Units	Cash Bonus

David Seaburg	Chief Executive Officer	315,000	$-0-
Richard Hague	Chief Operating Officer and President	115,000	$165,000
Cameron Hoyler	General Counsel, Secretary, EVP Corporate Development & Strategy	100,000	$125,000

(1) At the end of 2019 David Seaburg’s title was President and Richard Hague’s served only in the role of Chief Operating Officer.

The restricted stock units were granted under the Company’s 2020 Stock Option and Incentive Plan and vest quarterly over a term of three years beginning three months following the grant date. Vesting will accelerate upon termination of service for any reason other than the executive resigning or termination by the Company for cause as defined in in the incentive plan.

The cash bonuses are paid in four equal installments every three months beginning April 21, 2020. When the Company was considering the bonus compensation for 2019, David Seaburg offered to take only restricted stock units and no cash payment, which is why his bonus does not include a cash component.

Item 7.01	Regulation FD Disclosure.

On April 21, 2020, the Company issued a press release titled “PolarityTE Provides Corporate Update Related to COVID-19 and Announces Preliminary First Quarter Results.” A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release dated April 21, 2020 and titled “PolarityTE Provides Corporate Update Related to COVID-19 and Announces Preliminary First Quarter Results.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLARITYTE, INC.

Dated: April 21, 2020	/s/ David Seaburg
David Seaburg
Chief Executive Officer